Contact:
Lea-Anne Matsuoka
877-723-2878
investorrelations@raesystems.com

RAE SYSTEMS REPORTS RECORD SECOND QUARTER EARNINGS
Company Posts Fourth Consecutive Profitable Quarter with 44% Growth Over Q2 2002

SUNNYVALE, Calif. – July 30, 2003 –RAE Systems Inc. (OTC BB: RAEE.OB), a leading provider of hazardous environment detection solutions for homeland defense, today announced record financial results for the second quarter ended June 30, 2003.

For the quarter, RAE Systems reported total revenues of $7.5 million compared to revenues of $5.2 million in the second quarter of 2002, an increase of 44%. Worldwide consolidated net profit for the second quarter was $794,800 or 1.7 cents per share, compared to a loss of 23 cents for the same quarter in 2002. For the first half of 2003, revenues were $14.8 million as compared to $9.7 million in the first half of 2002, an increase of 52.4%. Net profit for the first half of 2003 was $1.6 million as compared to a net loss of $10.2 million in the first half of 2002. The loss in 2002 was primarily attributable to a one-time non-cash merger cost related to the reverse merger completed in April 2002. The growth in revenue was largely due to increasing customer acceptance of the AreaRAE wireless network system among first responders. RAE Systems also benefited from federal Homeland Security funding funneled through organizations such as EMS teams, fire and rescue squads, HAZMAT teams, and law enforcement agencies. They also experienced increased sales in Asia for Indoor Air Quality applications.

“We’re pleased with our solid performance in our fourth consecutively profitable quarter,” said Robert I. Chen, president and CEO of RAE Systems. “Following a surge in demand during the spring due to the war in Iraq and a heightened focus on homeland defense, our outlook continues to be strong in light of our long-standing relationships with first responders. RAE is the brand of choice among many first responder organizations around the U.S. as the federal government continues to release homeland defense grants.”

Highlights of the second quarter include:

  RAE Systems extended its reach into America’s heartland with the adoption of the company’s MultiRAE by the HAZMAT / Weapons of Mass Destruction (WMD) response team in Cole County, Missouri. The purchase marks the 10,000th MultiRAE unit sold.
  RAE Systems played a key role in the TOPOFF II terrorism drills that took place in Seattle and Chicago in May 2003. The simulated attacks effectively demonstrated how the AreaRAE pervasive sensing capability provided life-critical data directly to FEMA coordinators in Virginia.
  Added world-class expertise to the company's advisory board, including wireless communications, networking, electrical engineering and nuclear terrorism leaders Dr. Andrea Goldsmith (Stanford University), Dr. Lyle Feisel (State University of New York), Dr. Mario Gerla (University of California, Los Angeles), and Dr. Friedrich Steinhausler (Stanford University and the University of Salzburg, Austria).
  Launched the “Rapid Deployment Kit”, designed for quick assessment of environmental and WMD threats. The kit includes four, market proven, wireless AreaRAE chemical detection monitors with in-case charging as well as a Host Controller for monitoring from a command center up to two miles away. This ad-hoc network is self-configuring and enables various agencies and counties to interoperate in the even of a large scale attack.
  Enhanced support of first responders with two new equipment “peace of mind” programs, Guaranteed Cost of Ownership, offering four-year unconditional parts replacement and a fixed price, two-tier maintenance and repair plan.
  Continued leadership in photo-ionization detection solutions by creating rugged, miniaturized PID lamps that stand up to more severe conditions. RAE Systems has also pioneered self-cleaning PID lamps, a critical advantage when in hazardous environments.
  RAE Systems responded to the U.S. Government’s Maritime Transportation Security Act, signed into effect as Public Law 107-295 by President George W. Bush in November of 2002 by joining forces with All Set Tracking AB, a provider of technology and security solutions to intermodal container transportation companies around the world. The companies will work to jointly develop solutions to monitor the safety of ocean-based cargo.

  RAE Systems established partnerships with CIMC (China International Maritime Container) and Savi Technology to jointly develop smart and secure containers to enhance security in cargo container transport.

About RAE Systems
RAE Systems Inc. is the leader in rapidly deployable sensing networks for homeland defense and a leading manufacturer of portable, wireless and fixed atmospheric monitors, photo-ionization detectors, radiation detectors, gas detection tubes, sampling pumps and security monitoring devices. Our customers use our products to monitor gas and other volatile organic compounds in confined spaces, to establish a perimeter security around hazardous material sites and to detect the illicit traffic of radioactive materials. RAE Systems’ customers operate in such industries as safety and security, oil and gas, pharmaceuticals, utilities, food, chemical, airlines, military and hazardous material storage and disposal, and its monitors are used in civilian and government atmospheric monitoring programs in over 40 countries. For more information about RAE Systems, please visit www.RAESystems.com

Safe Harbor Statement This press release contains “forward- looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are denoted by such words as “continue to be strong”. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE and its products. In addition, our forward- looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

TABLES

                          RAE Systems Inc.
                 Condensed Consolidated Balance Sheets

                                              June 30,    December 31,
                                                2003          2002
                                           ------------- -------------
                                            (Unaudited)
Assets

Current Assets:
  Cash and cash equivalents                $  7,116,000  $  7,193,500

  Accounts receivable, net of allowance
   for doubtful accounts of $175,700 and
   $175,700, respectively                     3,428,600     2,475,700
  Inventories                                 4,204,500     3,176,400
  Prepaid expenses and other current
   assets                                     1,007,500       402,000
  Deferred income taxes                         528,800       528,800
                                           ------------- -------------
Total Current Assets                         16,285,400    13,776,400
                                           ------------- -------------
Property and Equipment, net                   2,015,600     2,026,800

Deposits and Other Assets                       143,000        81,800

Investment in Unconsolidated Affiliate          651,600       784,700
                                           ------------- -------------
                                           $ 19,095,600  $ 16,669,700
                                           ============= =============
Liabilities and Shareholders' Equity

Current Liabilities:
  Accounts payable                         $  1,507,800  $    942,400
  Accounts payable to affiliate                 725,400       757,900
  Accrued expenses                            1,699,600     1,689,700
  Income taxes payable                        1,502,600     1,726,200
  Current portion of deferred revenue            50,700       149,700
  Current portion of capital lease
   obligations                                  159,600       159,600
                                           ------------- -------------
Total Current Liabilities                     5,645,700     5,425,500
                                           ------------- -------------
Deferred Revenue, net of current portion         26,700            --
Capital Leases Obligations, net of current
 portion                                         14,200       107,300
Deferred Income Taxes                           277,200       277,200
                                           ------------- -------------
Total Liabilities                             5,963,800     5,810,000
                                           ------------- -------------
Commitments and Contingencies

Shareholders' Equity:
  Common stock, $0.001 par value;
   200,000,000 shares authorized; 45,982,223
   and 45,516,675 shares issued and
   outstanding, respectively                     46,000        45,500
  Additional paid-in capital                 18,141,000    17,955,800
  Deferred compensation                              --      (516,600)
  Accumulated deficit                        (5,055,200)   (6,625,000)
                                           ------------- -------------
Total Shareholders' Equity                   13,131,800    10,859,700
                                           ------------- -------------
                                           $ 19,095,600  $ 16,669,700
                                           ============= =============

See accompanying notes to condensed consolidated financial statements.

                           RAE Systems Inc.
            Condensed Consolidated Statements of Operations

                      Three months ended         Six months ended
                           June 30,                  June 30,
                 -----------------------------------------------------
                     2003          2002         2003          2002
                 ------------ ------------- ------------ -------------
                  (Unaudited)  (Unaudited)   (Unaudited)  (Unaudited)

Net Sales        $ 7,459,100  $  5,167,300  $14,798,500  $  9,712,600

Cost of Sales      2,615,700     2,151,400    5,528,500     4,176,200
                 ------------ ------------- ------------ -------------
Gross Margin       4,843,400     3,015,900    9,270,000     5,536,400
                 ------------ ------------- ------------ -------------
Operating Expenses:
  Sales and
   marketing       1,911,500     1,466,300    3,381,600     2,539,600
  Research and
   development       757,000       611,300    1,463,000     1,205,300
  General and
   administrative  1,160,400     1,951,400    2,348,000     2,796,600
  Legal fees and
   settlement
   costs               1,900       166,100       90,500       244,000
  Merger costs            --     8,734,700           --     8,734,700
                 ------------ ------------- ------------ -------------
Total Operating
 Expenses          3,830,800    12,929,800    7,283,100    15,520,200
                 ------------ ------------- ------------ -------------
Operating
 Income (Loss)     1,012,600    (9,913,900)   1,986,900    (9,983,800)
                 ------------ ------------- ------------ -------------
Other Income
 (Expense):
  Interest income      7,300        17,900       16,700        32,000
  Interest expense    (5,700)      (40,600)     (14,200)     (100,100)
  Other, net          21,900       (13,500)      23,000       (15,900)
  Equity in loss of
   unconsolidated
   affiliate         (67,200)      (59,300)    (133,100)     (120,600)
                 ------------ ------------- ------------ -------------
Total Other
 Income
 (Expense)           (43,700)      (95,500)    (107,600)     (204,600)
                 ------------ ------------- ------------ -------------
Income (Loss)
 Before Income
 Taxes               968,900   (10,009,400)   1,879,300   (10,188,400)

Income Taxes         174,100         7,800      309,500         7,800
                 ------------ ------------- ------------ -------------
Net Income
 (Loss)          $   794,800  $(10,017,200) $ 1,569,800  $(10,196,200)
                 ============ ============= ============ =============
Basic Earnings
 (Loss) Per
 Common Share    $      0.02  $      (0.23) $      0.03  $      (0.30)
                 ============ ============= ============ =============
Diluted Earnings
 (Loss) Per
 Common Share    $      0.02  $      (0.23) $      0.03  $      (0.30)
                 ============ ============= ============ =============
Weighted-average
 common shares
 outstanding      45,851,788    43,228,593   45,745,275    34,435,323
Stock options      1,697,686            --    1,525,955            --
                 ------------ ------------- ------------ -------------
Diluted
 weighted-average
 common shares
 outstanding      47,549,474    43,228,593   47,271,230    34,435,323
                 ============ ============= ============ =============

                           RAE Systems Inc.
            Condensed Consolidated Statements of Cash Flows

                                             Six months ended June 30,
                                            --------------------------
                                                2003          2002
                                            ------------ -------------
                                             (Unaudited)  (Unaudited)

Increase (Decrease) in Cash and Cash
 Equivalents

Cash Flows From Operating Activities:
 Net Income (Loss)                          $ 1,569,800  $(10,196,200)
   Adjustments to reconcile net income to
    net cash (used in) provided by operating
    activities:
      Depreciation and amortization             438,000       263,800
      Provision for doubtful accounts                --       (24,300)
      Inventory reserve                        (179,800)           --
      Compensation expense related to
       options                                  280,300            --
      Amortization of deferred compensation          --       862,800
      Common stock issued for services               --     2,121,600
      Common stock purchase rights granted
       below fair value                              --     2,308,300
      Compensation expense related to
       warrants                                  27,400     4,305,800
      Equity in loss of unconsolidated
       affiliate                                133,100       120,600
      Deferred income taxes                          --            --
      Changes in operating assets and
       liabilities, net of effects of
       deconsolidation:
         Accounts receivable                   (952,900)      (31,400)
         Inventories                           (848,300)      532,800
         Prepaid expenses and other current
          assets                               (304,100)      (72,200)
         Accounts payable                       565,400       (50,100)
         Accounts payable to affiliate          (32,500)       59,200
         Accrued expenses                         9,900       (69,400)
         Income taxes payable                  (223,600)     (211,000)
         Deferred revenue                       (72,300)      (94,500)
                                            ------------ -------------
Net Cash Provided by (Used In) Operating
 Activities                                     410,400      (174,200)
                                            ------------ -------------

Cash Flows From Investing Activities:
  Cash relinquished in deconsolidation               --      (878,300)
  Restricted cash                                    --     3,000,000
  Investment in affiliate                            --      (500,000)
  Acquisition of property and equipment        (426,800)     (570,300)
  Deposits and other                            (61,200)     (686,400)
                                            ------------ -------------
Net Cash (Used In) Provided By Investing
 Activities                                    (488,000)      365,000
                                            ------------ -------------
Cash Flows From Financing Activities:
  Proceeds from the issuance of common stock     93,200           200
  Proceeds from merger/reorganization                --     6,965,500
  Payments on notes payable and lines of
   credit                                            --    (4,425,800)
  Payment on capital lease obligation           (93,100)      (65,000)
                                            ------------ -------------

Net Cash Provided By Financing Activities           100     2,474,900
                                            ------------ -------------

Net (Decrease) Increase in Cash and Cash
 Equivalents                                    (77,500)    2,665,700

Cash and Cash Equivalents, beginning of
 period                                       7,193,500     3,742,600
                                            ------------ -------------
Cash and Cash Equivalents, end of period    $ 7,116,000  $  6,408,300
                                            ============ =============
Supplemental Disclosure of Cash Flow
 Information:
  Cash Paid:
    Income taxes                            $   509,500  $    218,800
    Interest                                $    14,200  $    100,100
  Noncash Investing and Financing
   Activities:
    Warrant issued for services             $   328,800  $         --
    Capital leases entered into for
     equipment                              $        --  $    329,800
                                            ============ =============

See accompanying notes to condensed consolidated financial statements.